Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the (a) Registration Statement No. 333-227566 on Form S-8 of PEDEVCO Corp. (the “Company”), (b) Registration Statement No. 333-192002 on Form S-8 of the Company, (c) Registration Statement No. 333-214415 on Form S-3 of the Company, (d) Registration Statement No. 333-201098 on Form S-8 of the Company, (e) Registration Statement No. 333-207529 on Form S-8 of the Company, (f) Registration Statement No. 333-215349 on Form S-8 of the Company, (g) Registration Statement No. 333-222335 on Form S-8 of the Company, and (h) Registration Statement No. 333-201099 on Form S-3 of the Company, of our report dated November 12, 2018 relating to the audited combined financial statements of Milnesand Minerals Inc., Chaveroo Minerals Inc., Ridgeway Arizona Oil Corp., and EOR Operating Company (collectively the “Seller”), for the years ended December 31, 2016 and 2017, and the notes thereto.

/s/ DMCL
DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Professional Accountants

Vancouver, Canada

November 14, 2018